						 EXHIBIT 99.2








		   AGREEMENT AND PLAN OF MERGER

			  BY AND AMONG

		    MICROS-TO-MAINFRAMES, INC.

		   MTM ADVANCED TECHNOLOGY, INC.

		      PIVOT TECHNOLOGIES, INC.

		   PIVOT ACQUISITION CORPORATION

				AND

		    CERTAIN STOCKHOLDERS OF PIVOT

			       AS OF

			   JUNE 2, 1999

		    AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER, dated as of June 2, 1999, by and among MICROS-TO-MAINFRAMES, INC., a New York corporation ("MTM"), MTM ADVANCED TECHNOLOGY, INC., a New York corporation and a wholly-owned subsidiary of MTM (ATechnology@), PIVOT TECHNOLOGIES, INC., a Delaware corporation ("Pivot"), PIVOT ACQUISITION CORPORATION, a Delaware corporation and a wholly-owned subsidiary of Technology ("MTM Mergerco") and the principal stockholders of Pivot Technologies, Inc. set forth on Schedule A hereto (the "Stockholders").
WHEREAS, the respective Boards of Directors of MTM, Technology, Pivot and MTM Mergerco have approved and deem it in the best interests of their respective shareholders/stockholders to consummate the business combination transaction provided for herein, in which Pivot would merge with and into MTM Mergerco (the "Merger") and MTM Mergerco will thereafter change its name to Pivot Technologies, Inc., and the surviving corporation of the Merger would become a wholly-owned subsidiary of Technology (MTM Mergerco and Pivot hereinafter referred to as the "Constituent Corporations");
WHEREAS, the stockholders of Pivot have approved the Merger and the execution of the Certificate of Merger, as defined below; WHEREAS, the laws of the State of Delaware permit such mergers, and the Constituent Corporations desire to merge under and pursuant to the provisions of such laws; and WHEREAS, for Federal income tax purposes it is intended that the Merger qualify as a statutory merger under Sections 368(a)(1)(A) and 368(a)(2)(D) of the Internal Revenue Code of 1986, as amended.
NOW, THEREFORE, in consideration of the premises and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:


			   ARTICLE I
			   THE MERGER

1.1 The Merger. Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 1.2), (i) Pivot shall be merged with and into MTM Mergerco in accordance with the provisions of the General Corporation Law of the State of Delaware (the "GCL"), and the separate corporate existence of Pivot shall cease and MTM Mergerco shall continue as the surviving corporation (hereinafter sometimes referred to as the "Surviving Corporation") under the laws of the State of Delaware under the name "Pivot Technologies, Inc."
1.2 Effective Time.     Subject to the terms and provisions
of this Agreement, there shall be filed with the Delaware Secretary of State, as soon as practicable on or after the Closing Date (as defined in Section l.6), a certificate of merger with respect to the Merger (the "Certificates of Merger"), in such form as is required by, and executed in accordance with, the applicable provisions of the GCL . The Merger shall become effective at the time of filing by the Secretary of State of the State of Delaware in accordance with the GCL of the original, properly executed Certificate of Merger, or at the time specified as the effective time in the Certificate of Merger. The Certificate of Merger shall be submitted for filing at the time of the Closing and may be submitted prior thereto for clearance. The time at which the Merger shall become effective is referred to herein as the "Effective Time."


1.3 Effect of the Merger. The Merger shall have the effects
set forth in Section 259 of the GCL. Without limiting the generality of the foregoing, and subject thereto, from and after the Effective Time (i) the corporate identity, existence, purposes, powers, objects, franchises, rights, immunities, liabilities and duties of and property (real, personal and mixed) and all debts due on whatever account, including subscriptions to shares, and all other choses in action and every other interest of or belonging to the Surviving Corporation shall continue unaffected and unimpaired by the Merger; and (ii) and the corporate identity, existence, purposes, powers, objects, franchises, rights, immunities, liabilities and duties of and property (real, personal and mixed) and all debts due on whatever account, including subscriptions to shares, and all other choses in action and every other interest of or belonging to Pivot shall be continued in and merged into MTM Mergerco as of the Effective Time and MTM Mergerco shall be fully
vested therewith as of the Effective Time.   From and after the
Effective Time, by virtue of the filing of the Merger Certificate by the Delaware Secretary of State, all of the above shall be deemed to be transferred and so vested in the Surviving Corporation without further act or deed. If, at any time after the Effective Time, the Surviving Corporation considers or is advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of Pivot, or otherwise to carry out the intent and purposes of this Agreement, the officers and directors of such Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of Pivot, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of Pivot, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out the intent and purposes of this Agreement. Furthermore, all debts, liabilities and duties of Pivot from and after the Effective Time, including under the employment agreements with Shareholders of Pivot, shall attach to MTM Mergerco and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by MTM Mergerco. Neither the rights of creditors nor any liens upon the property of any of the Constituent Corporations shall be impaired by the Merger.
1.4 Certificate of Incorporation and By-laws of the Surviving Corporation. The Certificate of Incorporation of MTM Mergerco, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended in accordance with the GCL and the terms of such Certificate of Incorporation. The By-Laws of MTM Mergerco, as in effect immediately prior to the Effective Time, shall be the By-Laws of the Surviving Corporation until thereafter amended in accordance with the GCL, the Certificate of Incorporation of the Surviving Corporation and such By-Laws. The Certificate of Incorporation and By-Laws of MTM Mergerco at the Effective Time shall read in their entirety as set forth as Exhibits A and B.
1.5   Directors and Officers of the Surviving Corporation. (a)
At the Effective Time the initial directors of the Surviving Corporation shall be Anthony Travaglini, Steven Rothman and Howard Pavony, and all such directors will continue to hold office from the Effective Time until their respective successors are duly elected or appointed and qualify in the manner provided in the Certificate of Incorporation and By-laws of the Surviving Corporation, or as otherwise provided by applicable law. The President of the Surviving Corporation at the Effective Time shall be Anthony Travaglini and the remaining officers shall be determined by the initial directors of the Surviving Corporation at the Effective Time. All such officers will continue to hold office from the Effective Time until their respective successors are duly appointed and qualify in the manner provided in the By-laws of the Surviving Corporation, or as otherwise provided by applicable law.

1.6 Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Snow Becker Krauss P.C., 605 Third Avenue, New York, New York, at 10:00 a.m., local time on the second business day after the day on which the last of the conditions set forth in Articles VIII and IX (other than any such conditions which, by their terms, are not capable of being satisfied until the Closing Date) is satisfied or, where permissible, waived, unless another place, date or time is agreed to by MTM and Pivot (the date on which the Closing takes place being referred to herein as the "Closing Date").

	ARTICLE II
	CONVERSION AND EXCHANGE OF SECURITIES

2.1 Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of any party hereto or the holder of any of the following securities:

(a) Conversion of Pivot Common Stock. Subject to subsection
(d) below, each share of the Common Stock, par value $.01 per share, of Pivot (the "Pivot Common Stock") issued and outstanding immediately prior to the Effective Time (other than shares of Pivot Common Stock to be canceled pursuant to Section 2.1(b) or 2.1(c) be converted into the right to receive (X) 2.6937857, as adjusted to give effect to any stock split, stock dividends, merger, consolidation or recapitalization of MTM after the date hereof but prior to the Effective Time (AReorganization Event@), of validly issued, fully paid and non-assessable shares of Common Stock of MTM, par value $.001 per share (AMTM Common Stock@), (Y) five (5) year warrants, in substantially the form attached hereto as Exhibit D, (AWarrant@) to acquire, subject to adjustment to reflect a Reorganization event, .7142857 shares of MTM Common Stock with an exercise price of $2.916767 per share; and (Z) $1.8757142 of cash,
 (the MTM Common Stock, Warrants and cash payable above is hereinafter collectively referred to as the AMerger Consideration@). All shares of Pivot Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist upon the Effective Date, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration pursuant to this Section 2.1 (a) (and any dividends or other distributions payable pursuant to Section 2.3(c)) upon the surrender of such certificate, offset by any Stockholder indemnification pursuant to Article XI hereof (AStockholder Indemnification@).
(b) Treasury Stock. All shares of Pivot Common Stock which are held immediately prior to the Effective Time by Pivot in its treasury shall be canceled and retired and shall cease to exist at the Effective Time, and no capital stock of MTM or other consideration shall be delivered with respect thereto.
(c) MTM-Owned Stock. All shares of capital stock of Pivot owned, directly or indirectly, by MTM, Technology, MTM Mergerco or any transferee of either shall be canceled and extinguished at the Effective Time without any conversion thereof and no consideration shall be delivered or deliverable in exchange therefor.
(d) Dissenter's Stock. Notwithstanding anything contained herein to the contrary, in the event any person not set forth on schedule 4.2 owns or is deemed to own shares of Pivot Common Stock and exercises his Dissenter's Rights under the GCL, any amounts to which he is entitled shall reduce the cash portion of the Merger Consideration payable to the other Stockholders of Pivot on a pro rata basis.
2.2 Transfer Books. At the Effective Time, the stock transfer books of Pivot shall be closed and no transfer of shares of capital stock of Pivot shall thereafter be made.
2.3 Exchange of Stock. (a) On the Closing Date, the
Stockholders shall cause their shares of Pivot Technologies, Inc. Common Stock to be surrendered for conversion. Each certificate so surrendered shall forthwith be canceled.

(b) No Fractional Shares of MTM Common Stock or Warrants. No certificates or scrip representing fractional shares of MTM Common Stock or Warrants shall be issued upon the surrender for exchange of certificates which immediately prior to the Effective Time represented shares of Pivot Common Stock, no stock split or dividend with respect to shares of MTM Common Stock shall relate to any fractional share interest, and no such fractional share interest will entitle the owner thereof to vote as, or to any other rights of, a shareholder of MTM. In lieu of such fractional shares, any holder of Pivot Common Stock who would otherwise be entitled to a fractional share of MTM Common Stock or fractional share of a Warrant, will, upon surrender of his certificate, be entitled to receive an additional amount of cash representing the deemed value of the MTM Common Stock and Warrant based on the closing price of MTM Common Stock on the day prior to the Effective Date.
(c) No Dividends Before Surrender of Certificates. No dividends or other distributions declared or made with respect to MTM Common Stock shall be paid to the holder of any unsurrendered certificate with respect to the shares of MTM Common Stock represented thereby, until the holder of record of such certificate shall surrender such certificate. Subject to the effect of applicable laws, following surrender of any such certificate, there shall be paid to the record holder of the certificates representing whole shares of MTM Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions, if any, theretofore payable by MTM with respect to such whole shares of MTM Common Stock the payment date for which was on or prior to such surrender, and (ii) at the appropriate payment date, the amount of dividends or other distributions, if any, with a record date prior to such surrender and with a payment date subsequent to such surrender payable with respect to such whole shares of MTM Common Stock.

(d) No Further Ownership Rights in Pivot Stock. All shares of
MTM Common Stock issued upon the surrender for exchange of shares of Pivot Common Stock in accordance with the terms hereof shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to such shares of Pivot Common Stock. Subject to
Section 2.3(e), if, after the Effective Time, certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article II.
(e) Abandoned Property Laws. Payment or delivery of any shares of MTM Common Stock, any cash in lieu of fractional shares of MTM Common Stock, Warrants, any cash in lieu of fractional Warrants, and cash, and any dividends or distributions with respect to MTM Common Stock shall be subject to applicable abandoned property, escheat and similar laws and neither MTM nor the Surviving Corporation shall be liable to any holder of shares of Pivot Common Stock for any such shares, for any dividends or distributions with respect thereto or for any cash in lieu of fractional shares which may be delivered to any public official pursuant to any abandoned property, escheat or similar laws.

	ARTICLE III
	CERTAIN ACTIONS


3.1 Reasonable Efforts. Subject to the terms and conditions of this Agreement and applicable law, each of the parties hereto shall use his/its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement as soon as reasonably practicable, including such actions or things as any other party hereto may reasonably request in order to cause any of the conditions to such other party's obligation to consummate such transactions specified in Articles VIII and IX to be fully satisfied. Without limiting the generality of the foregoing, the parties shall (and shall cause their respective subsidiaries, and use their reasonable efforts to cause their respective affiliates, directors, officers, employees, agents, attorneys, accountants and representatives, to) consult and fully cooperate with and provide reasonable assistance to each other in (i) obtaining all necessary consents, approvals, waivers, licenses, permits, authorizations, registrations, qualifications or other permission or action by, and giving all necessary notices to and making all necessary filings with and applications and submissions to, any Governmental Entity or other person or entity, (ii) providing all such information about such party, its subsidiaries and its officers, directors, partners and affiliates and making all applications and filings as may be necessary or reasonably requested in connection with MTM securities filings (which obligation shall survive the consummation of the Merger); and (iii) in general, consummating and making effective the transactions contemplated hereby.

	ARTICLE IV
	REPRESENTATIONS, WARRANTIES AND COVENANTS OF PIVOT

	    Pivot hereby represents, warrants and covenants that as of the date hereof, the following are true and correct:
4.1 Organization and Qualification. Pivot is a corporation, duly organized, validly existing and in good standing under the laws of the state of Delaware; has full corporate power and authority to (i) carry on its business, (ii) own or lease its properties as and in the places where such business is now conducted and such properties are now owned, leased or operated, and (iii) enter into this Agreement, consummate the transactions contemplated by this Agreement and perform its obligations under this Agreement. Schedule 4.1 sets forth all the jurisdictions in which Pivot does business. Pivot is not qualified or licensed to do business as a foreign corporation in any jurisdiction other than as set forth in section 4.1.

4.2 Ownership. The authorized, issued and outstanding capital stock of Pivot is set forth and owned by the persons set forth on
Schedule 4.2. The shares of Pivot Common Stock are owned by the persons set forth on Schedule 4.2, free and clear of all liens, security interest, pledge, charge, claim, option, right to acquire, restriction on transfer, voting restriction or agreement, or any other restriction or encumbrance of any nature whatsoever, and no third person holds any proxy or similar right with respect thereto.
 Pivot and the Stockholders acknowledge and agree that other than as set forth in Section 4.2, no other person is a beneficial owner or owner of record of any shares of capital stock (including Common Stock) of Pivot and has no contingent or actual right thereto. Except as set forth on Schedule 4.2, Pivot has no subsidiaries and does not own, directly or indirectly, shares or other securities in any other corporation, or any interest in any partnership, joint venture or other business entity.
4.3 Authorization and Binding Effect; No Governmental Consents Required. The execution and delivery by Pivot of this Agreement, the Certificate of Merger and the consummation of the transactions contemplated by this Agreement, as well as the performance of its obligations under this Agreement, have been duly and validly authorized by all necessary corporate action on the part of Pivot, including, but not limited to approval of Pivot's Board of Directors and stockholders. This Agreement has been duly executed and delivered by Pivot and constitutes the legal, valid and binding obligation of Pivot, enforceable in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights or remedies of creditors. To Pivot's knowledge, no consent, approval, or authorization of, notice to, or declaration, filing or registration with, any governmental body is required in connection with the execution, delivery and performance of this Agreement, or the consummation of the transactions contemplated by this Agreement.

4.4 Financial Statements; No Undisclosed Liabilities (a) The unaudited balance sheets of Pivot as at December 31, 1998 and for the interim period from January 1, 1999 to April 30, 1999, and the applicable unaudited statements of income and retained earnings, and statements of cash flows of Pivot for such periods and the related notes thereto delivered to MTM (collectively, the "Financial Statements"), present fairly the financial position, results of operations and retained earnings, results of operations and cash flows of Pivot, as at such dates and for such periods.
(b) Except as set forth on the Financial Statements, as of April 30, 1999, (A) Pivot did not have any known claims, liabilities or obligations of any material nature, fixed or contingent, matured or unmatured, liquidated or unliquidated, which were not shown or otherwise provided for in the Financial Statements and (B) all reserves (if any) established by Pivot and set forth in the Financial Statements are adequate, appropriate and reasonable with respect to such claims, liabilities or obligations.
 For purposes of this Section 4.4, a claim, liability or obligation shall be deemed known by Pivot if, among other reasons, Pivot knew of the existence of the event but was not aware that such event may result in a claim, liability or obligation.

4.5 No Violation or Breach. The execution and delivery of this Agreement, and the fulfillment of the terms and conditions herein set forth and the consummation of the transactions herein contemplated, will not (i) violate or conflict with any provision of the Certificate of Incorporation or By-laws of Pivot, as in effect on the date hereof; or (ii) materially violate, result in a material breach of, conflict with, or (with or without notice or the lapse of time or both) entitle any party to terminate, cancel, accelerate or call a default under the terms, conditions or provisions of any material agreement, contract, instrument, lease, license, note, bond, mortgage, indenture or other obligation to which Pivot is a party or by which it or any of its assets may be bound, or (iii) violate, result in a breach of, or conflict with any statute, rule, regulation, order, judgment or decree applicable to Pivot or any of its assets. Except as set forth on Schedule 4.5, no consent of any party to any agreement, contract, instrument, lease, license, note, bond, mortgage, indenture or other obligation to which Pivot is a party, or by which it or any of its assets is subject, is required for the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby and the continuation thereof after the Merger without the Surviving Corporation becoming obligated to make payments greater than would have been required in the event the merger was not consummated.
4.6 Accounts Receivable. To the best knowledge of Pivot, accounts receivable and trade receivables (collectively defined as the "Accounts Receivable") of Pivot reflected in the Financial Statements and the Accounts Receivable created by Pivot since the commencement of business on May 1, 1999 are valid, bona-fide subsisting claims for the aggregate amounts thereof reflected in the Financial Statements net of the reserves or allowances for doubtful receivables reflected in such Financial Statement or thereafter in Pivot's books and records uniformly maintained in accordance with the financial statements, accounted for in accordance with GAAP. This representation is in no manner a representation as to the amount of Accounts Receivable which will ultimately be collected.
4.7 Contracts. Schedule 4.7 contains a true and complete list and description of all material contracts, agreements, instruments, commitments, understandings and arrangements to which Pivot is a party or by which it or its properties or assets were bound, as at the date hereof (other than contracts, agreements, instruments and commitments set forth on any other Schedule to this Agreement).
For purposes of this Section 4.7, only contracts, agreements, instruments, commitments, understandings and arrangements relating to the following are deemed material:
(i) the acquisition of services, materials, equipment, inventory, supplies or other personal property involving more than $15,000 over the remaining term, not terminable within thirty days or less without obligation on the part of Pivot;
(ii) the sale of products or services in excess of $15,000 over the remaining term;

(iii) the lease of real or personal property as lessor or lessee or sublessor or sublessee;
(iv) distribution, dealer, agency, or financing agreements or arrangements (including without limitation, letters of credit) not terminable within thirty days or less without obligation on the part of Pivot;
(v) employment agreements not terminable within thirty days or less;
(vi) the sale of personal property in excess of $15,000 in the aggregate (other than in the ordinary course of business);
(vii) purchase of inventory on consignment;
(viii) non-competition, confidential information or similar agreements; or
(ix) other contracts, agreements, commitments or understandings which materially affect the business, properties or assets of Pivot or which were entered into other than in the ordinary and usual course of business and are in excess of $15,000 in the aggregate.
4.8 Accounts Payable. Schedule 4.8 sets forth to the best of Pivot's knowledge, a true, correct and complete list of all accounts payable of Pivot at the date hereof, including amounts payable to trade creditors (the "Trade Creditors") and other short-term liabilities commonly identified as accounts payable, which are, to the best of its knowledge, bona fide, valid and binding obligations of Pivot incurred in the ordinary course of business on an arms-length basis.

4.9 Binding Nature of Contracts; No Breach. To Pivot's knowledge, each of the agreements, contracts, instruments, leases and licenses listed on any Schedule hereto is in full force and effect and is the legal, valid and binding obligation of Pivot, and to Pivot's knowledge, the other parties thereto and is enforceable as to them in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights or remedies of creditors. Pivot has not given or received notice of, it does not know that there exists, any material default or event of default under any such agreement, contract, instrument, lease or license, or any event or condition which with or without notice or lapse of time or both would constitute an event of default under any such agreement, contract, instrument, lease or license by Pivot or by any other party thereto. Each distribution, agency or other arrangement or understanding of Pivot, all of which are listed on Schedule 4.7 is a valid and continuing arrangement or understanding and will continue after the Merger. Neither Pivot nor any other party to any such arrangement or understanding has given notice of termination or to the best knowledge of Pivot, taken any action inconsistent with the continuance of such arrangement or understanding.
4.10 Title to Assets; Liens. Pivot has good and marketable title to all of its assets (except real and other properties and assets held pursuant to leases or licenses described in the Schedules to this Agreement), free and clear of all Liens, except such Liens as are specified in Schedule 4.10. Following the Merger and subject to the representations and warranties of MTM, Technology and MTM Mergerco herein, MTM Mergerco will have good and marketable title to all such assets (except real and other properties and assets held pursuant to leases or licenses described in the Schedules to this Agreement), free and clear of all Liens, except as provided in Schedule 4.10.

4.11 Litigation. Except as set forth in Schedule 4.11 to this Agreement, there are no actions, suits, claims or legal, administrative or arbitration proceedings or investigations pending, or to Pivot's knowledge threatened, against, involving or affecting Pivot, its assets or business, or which relates to any product alleged to have been assembled, produced, distributed or sold by Pivot and alleged to have been defective or improperly designed, assembled or produced, and it does not have knowledge of any state of facts or of the occurrence of any event which is likely to form the basis of any thereof. There are no outstanding orders, writs, injunctions or decrees of any court, governmental agency or arbitration tribunal against, involving or affecting Pivot, its assets or business, other than decrees of general applicability.

4.12 Taxes. Except as set forth on Schedule 4.12, to the knowledge of Pivot (i) there has been duly filed by or on behalf of Pivot and each of its subsidiaries (and each of their respective predecessors, if any), or filing extensions from the appropriate Federal, state, foreign and local governmental and quasi-governmental entities or agencies have been obtained with respect to, all material Federal, state, foreign and local tax returns and reports required to be filed on or prior to the date hereof, (ii) payment in full or adequate provision for the payment of all taxes required to be paid in respect of the periods covered by such tax returns and reports has been made (except in respect of state, local and foreign taxes which are in the aggregate immaterial in amount) and (iii) a reserve which Pivot reasonably believes to be adequate has been set up for the payment of all such taxes anticipated to be payable in respect of periods through the date hereof. To Pivot's knowledge, none of the Federal income tax returns required to be filed by or on behalf of Pivot are currently under examination by the Internal Revenue Service ("IRS"). There have not been any deficiencies or assessments asserted in writing by the IRS with respect to any such returns. For the purpose of this Agreement, the term "tax" (including, with correlative meaning, the terms "taxes" and "taxable") shall include all Federal, state, local and foreign income, profits, franchise, gross receipts, payroll, sales, employment, use, property, withholding, excise and other taxes, duties or assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts. Without limiting the above portion of this representation, Pivot has not made any payments and is not required to pay sales and use taxes in any jurisdiction and it has not received any claim or notice, and Pivot does not have any knowledge that it has not paid all required sales and use taxes.
4.13 Permits. All of the governmental permits, business licenses and approvals held by Pivot are in full force and effect as of the date hereof and constitute all of the governmental permits, business licenses and approvals required for the conduct of its business. No violations are or have been recorded in respect of any such existing permits, business licenses or approvals and remain uncorrected as of the date hereof, no proceeding is pending or to Pivot's knowledge, threatened looking toward the revocation or limitation of any such existing permits, business licenses or approvals, and there are no violations of any laws, rules, regulations, orders or ordinances applicable to the business conducted by Pivot with respect to its assets or the assets and properties used in the operation of that business (including reporting requirement of any Federal or state agency) which would materially and adversely affect its assets or business.
4.14 Compliance with Law. Pivot has conducted its business in compliance with all applicable Federal, state and local laws, rules, regulations and orders (collectively, "Laws"), including without limitation, all Laws relating to the disposal of toxic or hazardous substances and occupational health and safety standards.
	4.15 Customers and Suppliers.  Attached hereto as Schedule
4.15 is a list of Pivot's top 10 suppliers and customers and the percentage of gross revenues attributable to each with respect to customers. To the best of Pivot's knowledge, the Merger would not have an adverse effect on Surviving Corporation continuing to do business with such customers and suppliers. Notwithstanding the foregoing, Pivot does not represent or warrant that any customer or supplier will continue to do business with MTM Mergerco after the Merger.

4.16 Intellectual Property. Pivot owns or is the licensee of the inventions, letters patent, applications for letters patent and patent license rights, inventions, processes, designs, formulas, technology, trade secrets, know-how, computer software programs and other intellectual property rights (collectively AIntellectual Property@) necessary for the conduct of its business. Schedule
4.16 sets forth a list of the Intellectual Property licensed by Pivot and a true, correct and complete list of the Patents, as defined below, and trademarks owned or licensed by Pivot. The letter patents and patent license rights (APatents@), if any, have been duly issued and neither the Patents nor Pivot's rights to any of the other Intellectual Property, to the extent licensed have been canceled, abandoned or otherwise terminated except as otherwise indicated on such schedule. Pivot is not in default under any of the licenses or agreements relating to the Intellectual Property and all of such licenses and agreements are in effect. Pivot has not granted, and will not grant prior to the Effective Time, licenses or other rights to use such Intellectual Property. To the knowledge of Pivot, there is no currently unauthorized use, infringement or misappropriation of any of the Intellectual Property by any third party, including any of the former employees of Pivot. The operation of Pivot's business does not infringe on the Intellectual Property rights of any third party. No claim has been made that there is any such infringement.
 To the best of Pivot's knowledge, no Intellectual Property of any person infringes the Intellectual Property of Pivot. To the best of Pivot's knowledge, no employee, agent or representative of Pivot, other than persons subject to confidentiality agreements, have in his/its possession confidential information of a nature which would allow such person or persons to duplicate Pivot's products and/or technology. For purposes of this Agreement,"confidential information" shall mean information generally unavailable to the public that has been created, discovered, developed or otherwise become known to Pivot or in which property rights have been assigned or otherwise conveyed to Pivot, which information has economic value or potential economic value to the business in which Pivot is or will be engaged.

Schedule 4.16 sets forth a complete list of all material licenses, sublicenses and other agreements to which Pivot is a party and pursuant to which Pivot or any other person is authorized to use any of Pivot's Intellectual Property. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, will neither cause Pivot to be in violation or default under any such license, sublicense or agreement, entitle any other party to any such license, sublicense or agreement to terminate or modify such license, sublicense or agreement.
Each item comprising an item of Intellectual Property, to the extent not licensed to Pivot, has been created, conceived of, reduced to practice or developed by employees or contractors of Pivot and Pivot has absolute ownership rights thereto. Pivot owns, leases or licenses all assets used in connection with its business and none of its employees or affiliates of employees has any proprietary right in connection therewith.
4.17 All Documentation has Been Furnished or Made Available to
MTM. Pivot has previously furnished to, or made available for inspection by, MTM and its representatives, if requested by MTM, true and complete copies of all contracts, agreements, instruments, commitments, licenses and leases referred to in this Agreement or the Schedules hereto. No material documents relating to the business of Pivot have been removed, destroyed or withheld from inspection by MTM.

4.18 Full Disclosure. To the best knowledge of Pivot, no representation or warranty made by Pivot in this Agreement or in writing pursuant to this Agreement, including without limitation, the Schedules or any other documents, certificates or written statements, delivered or to be delivered to MTM in connection herewith, contains, or will contain, any untrue statement of a material fact or omits or will omit to state any material fact necessary to make the statements contained herein and therein not misleading, and all copies of the documents delivered hereunder are true and complete copies. There is no fact known to Pivot which materially and adversely affects or may (so far as Pivot can now foresee) materially and adversely affect the business, operations or condition (financial or otherwise) of Pivot, which has not been set forth in this Agreement or in the Schedules, or the other documents, certificates and statements furnished to MTM by or on behalf of Pivot prior to or on the date hereof in connection with the transactions contemplated hereby. To the extent the chief executive officer of MTM has actual knowledge of any fact, MTM shall be deemed to have knowledge of such fact and the consequences of such fact for purposes of this Section 4.18 to the extent a reasonable person without any independent investigation could reasonably anticipate that such fact and/or the consequences of such fact could materially and adversely affect the business, operations or condition of Pivot.
	ARTICLE V
	REPRESENTATIONS AND WARRANTIES OF MTM, TECHNOLOGY
	 AND MTM MERGERCO


  MTM, TECHNOLOGY and MTM Mergerco, jointly and severally, represent and warrant as follows:

5.1 Organization and Standing. MTM, Technology and MTM
Mergerco are corporations duly organized, validly existing and in good standing under the laws of the State of New York and Delaware, respectively.
5.2 Corporate Power. MTM, Technology and MTM Mergerco have full corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement and to perform its obligations under this Agreement.
5.3 Authorization; Binding Effect. The execution and delivery by MTM, Technology and MTM Mergerco of this Agreement, and the consummation by MTM, Technology and MTM Mergerco of the transactions contemplated by this Agreement and the performance by MTM, Technology and MTM Mergerco of their respective obligations under this Agreement have been duly and validly authorized by all necessary corporate action on the part of MTM, Technology and MTM Mergerco, respectively. This Agreement has been duly executed and delivered by MTM, Technology and MTM Mergerco and constitutes a legal, valid and binding obligation of MTM, Technology and MTM Mergerco, enforceable against them in accordance with its terms.

5.4 Capitalization. (a) The authorized capital stock of MTM consists of 10,000,000 shares of Common Stock, $.001 par value per share and 1,400,000 shares of Preferred Stock, par value $.001 per share (the "Preferred Stock"), of which 1,400,000 shares of the Preferred Stock are designated "Convertible Preferred Stock, Series A", all of which are held as treasury shares (the "Series A Stock"). As of the date hereof, the issued and outstanding capital stock of MTM consists of (i) 4,446,440 shares of Common Stock and
(ii) shares of Common Stock reserved for issuance upon exercise of all options granted under MTM's stock option plans.
 All such shares of the Company are duly authorized, those shares described in clause (i) above are validly issued, fully paid and non-assessable, and those shares described in clause (ii) above, when so issued, will be validly issued, fully paid and non-assessable.
(b)     Except as set forth in Section 5.4(a) and Schedule
5.4,   MTM does not have outstanding any capital stock or
securities convertible into or exchangeable for any shares of capital stock, and there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which MTM is a party or otherwise obligating MTM to issue or sell, entitling any person to acquire from MTM, and MTM is not a party to any agreement, arrangement or commitment obligating it to repurchase, redeem or otherwise acquire, any shares of its capital stock or securities convertible into or exchangeable for any of its capital stock.
(c) Except as contemplated by this Agreement or as set forth on Schedule 5.4 hereof, MTM has not granted any registration rights with respect to any shares of its capital stock to any third party.

(d) When issued in accordance with the terms of this Agreement, subject to Section 4.2 hereof, the MTM Common Stock to be issued as Merger Consideration will be duly authorized, validly issued and outstanding, fully paid and nonassessable. MTM has reserved 100,000 shares of MTM Common Stock for issuance upon exercise of the Warrants to be issued as Merger Consideration (the AWarrant Shares@). When issued in accordance with the terms of the Warrants, the warrant Shares will be duly authorized, validly issued and outstanding, fully paid and nonassessable.
5.5 No Violation. The execution, delivery and performance of this Agreement will not (i) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default or give rise to any right of termination, cancellation or acceleration under, or result in the creation of any lien or encumbrance on or against any of the properties of MTM or any of its subsidiaries pursuant to any of the terms or conditions of any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which MTM or any of its subsidiaries is a party or by which any of them or any of their properties or assets may be bound, (ii) violate any statute, law, rule, regulation, writ, injunction, judgement, order or decree of any governmental authority, binding on MTM or any of its subsidiaries or any of their properties or assets, or (iii) result in or give rise (whether upon demand by the holder of any such securities or by the terms of any such security) to the issuance of any additional capital stock of MTM or accelerate or alter the conversion rights of any holder of any securities exercisable into or convertible for shares of capital stock of MTM.

5.6 SEC Filings. (a) MTM has made available to Pivot and its counsel for inspection a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed by MTM with the SEC since January 1, 1997 and prior to the date of this Agreement (the "SEC Documents"), which are all the documents (other than preliminary material) that MTM was required to file with the SEC since such date. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act or the Securities Exchange Act of 1934, as amended, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents, and none of the SEC Documents contained as of the date of its filing any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statement therein, in light of the circumstances under which they were made, not misleading.
(b) The financial statements of MTM included in the SEC
Documents (including the information contained in the notes to the financial statements) comply as to form in all material respects with the published rules and regulations of the SEC with respect thereto and were prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except as may be indicated on the notes thereto or, in the case of the unaudited statements, as permitted by Rule 10-01 of Regulation S-X of the SEC). The consolidated financial statements fairly present, in accordance with applicable requirements of GAAP (subject, in the case of the unaudited statements, to normal, recurring adjustments, none of which will be material), the consolidated financial position of MTM and its consolidated subsidiaries as of their respective dates and the consolidated results of operations and the consolidated cash flows of MTM and its consolidated subsidiaries for the periods presented therein.

5.7 Litigation. Other than as set forth in MTM's Form 10-K dated March 31,1998, the 8-K's or 10-Q's filed subsequent thereto and as set forth in Schedule 5.7, there is no pending or threatened legal or governmental claim, action or proceedings against or relating to MTM which could, individually or in the aggregate, have a material adverse effect on MTM.
5.8 Full Disclosure. To the best knowledge of MTM, no representation or warranty made by MTM, Technology and MTM Mergerco in this Agreement or in writing pursuant to this Agreement, including without limitation, the Schedules or any other documents, certificates or written statements, delivered or to be delivered to Pivot in connection herewith, contains, or will contain, any untrue statement of a material fact or omits or will omit to state any material fact necessary to make the statements contained herein and therein not misleading, and all copies of the documents delivered hereunder are true and complete copies. There is no fact known to MTM, Technology or MTM Mergerco which to the best of their knowledge, materially and adversely affects or may (so far as they can now foresee) materially and adversely affect the business, operations or condition (financial or otherwise) of MTM, Technology or MTM Mergerco, which has not been set forth in this Agreement or in the Schedules, or the other documents, certificates and statements furnished to Pivot by or on behalf of MTM, Technology or MTM Mergerco prior to or on the date hereof in connection with the transactions contemplated hereby. To the extent the president of Pivot has actual knowledge of any fact, Pivot shall be deemed to have knowledge of such fact of such fact and the consequences of such fact for purposes of this Section 5.8 to the extent a reasonable person without any independent investigation could reasonably anticipate that such fact and/or the consequences of such fact could materially and adversely affect the business, operations or condition of MTM, Technology or MTM Mergerco.

	ARTICLE VI
	RESPECTIVE COVENANTS OF PIVOT AND MTM FROM THE DATE
	OF EXECUTION OF THIS AGREEMENT THROUGH THE CLOSING DATE

6.1 Conduct of Business Until Closing. Pivot agrees that from and after the date first written above until the Closing Date, unless it has received the prior written consent of MTM, it will:
(a) Operate its business only in the usual, regular and ordinary course consistent with reasonable business practice;
(b) Use all commercially reasonable efforts as to events within Pivot's control to prevent the occurrence of any change or event which would prevent any of the representations and warranties of Pivot contained herein from being true at and as of the Closing Date with the same effect as though such representations and warranties had been made at and as of the Closing Date, except for changes in the ordinary course of business which are not in the aggregate materially adverse or otherwise in violation of this section 6.1;
(c) Use its best efforts to preserve its present relationship with suppliers, customers and others having material business dealings with it;
(d) Pay and discharge all costs and expenses of carrying on its business consistent with past business practices;
(e) Not enter or make any contract or commitment and render no bid or quotation, written or oral, except in the ordinary course of business consistent with past practice;
(f) Create or suffer any Liens upon any of its assets
(other than Liens set forth in the Schedules);

(g) Not acquire or dispose of any assets or enter into any transaction, except in the ordinary course of business consistent with past practice;
(h) Maintain books, accounts and records in the usual, regular, true and ordinary manner;
(i) Incur any obligation or liability (fixed or contingent), except in the ordinary course of business consistent with past practice;
(j) Not cancel or compromise any material debt or claim, other than in the ordinary course of business consistent with past practice;
(k) Not waive or release any rights of material value with respect to its assets, except in the ordinary course of business consistent with past practice;
(l) Not modify or change in any material respect or terminate any existing license, lease, contract or other document required to be listed on the Schedules to this Agreement other than in the ordinary course of business consistent with past practice, except that Pivot shall be permitted to modify or change existing licenses, leases, Contracts and other documents to obtain the consents required to effectuate the terms of this Agreement if MTM consents to such modification or change;
(m) Make any loans or extensions of credit, except to trade purchasers in the ordinary course of business consistent with past practice;
(n) Not increase the compensation of any employee or make any representation or commitment to do so, other than the changes agreed to as at the date hereof and evidenced by MTM's written consent;

(o) Maintain its properties, machinery and equipment in their present condition and repair, normal wear and tear excepted;
(p) Not make any dividend or other distribution to the Stockholders; and
(o) Continue all policies of insurance in full force and effect up to and including the Closing Date.
6.2 No Solicitation of Competing Offers. (a) Prior to the
Closing Date, Pivot will not, directly or indirectly, seek, solicit, initiate or encourage (including by way of furnishing any non-public information concerning the business, properties or assets of Pivot) or enter into any discussions or negotiations with any person or group regarding any Acquisition Proposal (as defined below). Pivot will notify MTM promptly by telephone, and thereafter confirm in writing, if any Acquisition Proposal is received by Pivot. As used in this Agreement, "Acquisition Proposal" shall mean any proposal received by Pivot after the date first written above and prior to the Closing Date for a merger or other business combination involving Pivot or relating to the disposition of any of the assets except for dispositions of assets for not less than fair market value which are made in the ordinary course of business and are consistent with past practice and with this Agreement.

 (b) Prior to the Closing Date, MTM, Technology and MTM
Mergerco will not, directly seek, solicit, initiate or encourage or enter into any discussions or negotiations with any person or group regarding any Acquisition Proposal which would cause MTM, Technology and MTM Mergerco not to pursue this Agreement or circumvent Anthony Travaglini's anticipated position with MTM as its Chief Technology Officer. As used in this Agreement, "Acquisition Proposal" shall mean any proposal received or solicited by MTM, Technology or MTM Mergerco after the date first written above and prior to the Closing Date for a merger or other business combination involving MTM or other business combination with, or any arrangement for, the provision of network management services of the type conducted by Pivot, by any third party.

	ARTICLE VII
	COVENANTS OF STOCKHOLDERS



7.1 Non-Competition. Each Stockholder acknowledges and agrees that any non-cash consideration referred to in Section 2.1 hereof paid by MTM in connection with the Merger is dependent upon said Stockholder not competing with MTM or Pivot, as defined in their respective Employment Agreements to become effective upon the Effective Time and which have been agreed to by the parties hereto,
(X) directly or indirectly with respect to competition relating to designing a total solution network management service prior to the earlier of (i) five (5) years from the Effective Date or (ii) immediately upon the termination by Pivot or MTM of Stockholder's employment agreement with Pivot or MTM without Cause or by such Stockholder for Good Reason, as such term is defined in the respective Stockholder's Employment Agreement which becomes effective at the Effective Time and (Y) directly or indirectly with all other non-compete provisions set forth in said Employment Agreement not directly or indirectly relating to (X) above, the earlier of (i) three (3) years from the Effective Date or (ii) immediately upon the termination by Pivot or MTM of Stockholder's employment agreement with Pivot or MTM without Cause or by such Stockholder for Good Reason, as such term is defined in the respective Stockholder's Employment Agreement which becomes effective at the Effective Time. The parties hereto acknowledge and agree that in addition to the Merger Consideration, the Stockholders shall receive an aggregate sum of One Hundred Thousand Dollars ($100,000) in consideration for the Stockholders' covenant not to compete referred to in this provision, to be allocated among the Stockholders in accordance with Schedule 7.1. As such, each Stockholder agrees not to compete with any business which Pivot is now in or contemplating, for the respective periods set forth above. In the event of any breach of said covenant, the Stockholders agree that MTM, Technology and the Surviving Corporation will be irreparably harmed and that MTM shall be entitled to receive from the breaching party, as its sole remedy, a liquidated damage payment equal to the amount of non-cash consideration paid such Stockholder in connection with the Merger.
 The aforementioned sentence shall in no manner limit MTM's, Technology's or Pivot's right to injunctive relief under the Stockholder's respective Employment Agreement with Pivot. The breach by one Stockholder shall not be deemed a breach of the other Stockholders. The parties hereto acknowledge that the damage for any such breach is fair and reasonable and agree not to contest the amount of the aforementioned damages or the scope of the non-compete. The delivery by a breaching Stockholder of the actual shares and warrants he receives in connection with the Merger pursuant to Sections 2.1(a)(X)and (Y) shall constitute payment of the stock portion of the Merger Consideration to be delivered to MTM. In the event the breaching Stockholder has sold the shares previously delivered in a bona-fide transaction, payment shall be deemed to occur pursuant to this subsection upon payment to MTM of an amount equal to the net sale proceeds from such sale.

	ARTICLE VIII
	   Conditions Precedent to Obligations of MTM, TECHNOLOGY and MTM
Mergerco.

The obligations of MTM, Technology and MTM Mergerco under this Agreement are subject to the satisfaction at or prior to the Effective Time of each of the following conditions (one or more of which may be waived by MTM):
8.1 Representations and Warranties Correct. The representations, warranties and covenants made by Pivot in this Agreement or in any writing pursuant to this Agreement, including without limitation, the Schedules or any other documents, certificates or written statements delivered or to be delivered to MTM Mergerco in connection with the transactions contemplated by this Agreement, shall be true and correct in all material respects as of the Closing Date as though such representations and warranties were restated and made at and as of the Closing Date, and Pivot shall have furnished MTM Mergerco with a certificate to that effect.

8.2 Compliance with Obligations. All of the terms, covenants and conditions of this Agreement and the Option Agreement required to be complied with by Pivot at or prior to the Closing, including the obtaining of any required consents to the transfer or assignment of its assets and the Surviving Corporation's continued rights thereto, shall have been duly complied with and Pivot shall have furnished MTM Mergerco with a certificate to that effect and such other evidence of compliance as MTM Mergerco may reasonably request.
8.3 Furnishing of Documents. Pivot shall have furnished MTM Mergerco with (i) certificates of the Secretary of State of the State of Delaware dated not more than ten business days prior to the Closing Date of all documents on file in the office of the Secretary of State relating to Pivot, including its Certificate of Incorporation and all amendments thereto; (ii) good standing certificates issued by the Secretary of State of the State of Delaware certifying that Pivot is in good standing under the laws thereof and is not delinquent in the payment of its franchise taxes; (iii) copies, certified by the Secretary of Pivot as of the Closing Date, of the By-laws of Pivot at the Closing Date, and of resolutions duly adopted by the Board of Directors of Pivot and all of its Stockholders, approving and authorizing the Merger on the terms hereof; and (iv) counterpart originals or certified or other copies of all of the documents, certificates, schedules and other instruments required to be furnished to MTM Mergerco by Pivot or requested by MTM Mergerco or its counsel, pursuant to or consistent with the terms of this Agreement.
8.4 No Action or Litigation. There shall be no order of any court or governmental body restraining or prohibiting the transactions contemplated by this Agreement, nor shall any litigation or other proceeding be pending or threatened against Pivot, MTM, Technology or MTM Mergerco seeking to prohibit or otherwise challenge the consummation of the transactions contemplated by this Agreement or to obtain substantial damages in respect thereof.

8.5 Third Party Consents. Except as otherwise indicated on any Schedule to this Agreement, Pivot shall have obtained, at or prior to the Closing Date, all consents required for the consummation of the transactions contemplated by this Agreement without the imposition of conditions unacceptable to MTM Mergerco.
8.6 Opinion of Counsel. MTM Mergerco shall have received an opinion from Pivot 's counsel substantially in the form attached hereto as Exhibit 8.6.

	ARTICLE IX
   Conditions Precedent to Obligations of Pivot.
The obligations of Pivot under this Agreement are subject to the satisfaction at or prior to the Closing Date of each of the following conditions (one or more of which may be waived by Pivot):
9.1 Representations and Warranties Correct. The warranties and representations made by MTM, Technology and MTM Mergerco in this Agreement shall be true and correct in all material respects as of the Closing Date, as though such warranties and representations were restated and made as and at the Closing Date, and MTM, Technology and MTM Mergerco shall have furnished Pivot with a certificate executed by their respective president or chief executive officer to that effect.

9.2 No Action or Litigation. There shall be no order of any court or governmental body restraining or prohibiting the transactions contemplated by this Agreement, nor shall any litigation or other proceeding be pending or threatened against Pivot, MTM, Technology or MTM Mergerco seeking to prohibit or otherwise challenge the consummation of the transactions contemplated by this Agreement, or to obtain substantial damages in respect thereof.
9.3 Opinion of Counsel. Pivot shall have received an opinion from MTM, Technology and MTM Mergerco's counsel substantially in the form attached hereto as Exhibit 9.3.
9.4 Compliance with Obligations. All of the terms and conditions of this Agreement required to be complied with by MTM, Technology and MTM Mergerco or prior to the Closing shall have been duly complied with and MTM, Technology and MTM Mergerco shall have furnished Pivot with a certificate to that effect.
9.5 NASDAQ Listing. MTM Common Stock, or the stock of a permitted successor, shall be listed on the NASDAQ National Market, American Stock Exchange or New York Stock Exchange during the term of this Agreement and MTM shall simultaneously with the Closing file such documents as may be required to cause the shares of MTM Common Stock comprising part of the Merger Consideration to be so listed.

	Article X
	Registration Rights.

Except as specifically provided herein, MTM is not required to seek to have the Registrable Securities, as defined below, registered with the Securities and Exchange Commission or any other body.


(a) Commencing on the Effective Time, MTM shall advise each Stockholder or his respective transferee, provided such transferee is a Stockholder or Permitted Transferee, as defined in
(j) below (such persons being individually referred to as "Holder" and collectively referred to herein as "Holders") by written notice at least 30 days prior to the filing of any registration statement or post-effective amendment thereto ("Registration Statement") under the Securities Act of 1933 ("Act"), covering a public offering of equity securities of MTM solely for cash (other than a registration on Form S-8 relating solely to the sale of securities to participants in a stock plan of MTM and/or one or more of its subsidiaries, or a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Shares) and shall, except as otherwise provided herein, register in any such Registration Statement the number of Shares and shares of Common Stock underlying the Warrants ( the Shares and the shares of Common Stock underlying the Warrants are hereinafter collectively referred to as the ARegistrable Securities@) that the Holder shall notify MTM within twenty (20) days after mailing of such notice by MTM that it desires to register and shall include in any such Registration Statement such information as may be required to permit a public offering of such Registrable Securities. MTM shall supply prospectuses and other documents as the Holder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities. MTM shall bear the entire cost and expense of a registration of securities initiated by it under this subsection including the cost of compliance with Blue Sky Laws and the reasonable legal fees and expenses of one counsel for the Holders. The Holder shall, however, bear any transfer taxes and underwriting discounts or commissions applicable to the Registrable Securities sold by him and any legal fees incurred by him in the event such Holder retains his own counsel in addition to the one counsel for the Holders. MTM may include other securities in any such Registration Statement. MTM shall do any and all other acts and things which may be necessary or desirable to enable the Holder to consummate the public sale or other disposition of the Registrable Securities, and furnish indemnification in the manner as set forth in subsection (e) of this Section 10, but shall not be required to qualify as a foreign corporation to qualify the Registrable Securities for sale under the securities laws of any state (provided, however, that MTM agrees to consent to service of process as required by any such state). The Holder shall furnish information and indemnification as set forth in subsection (f) of this Section 10. All decisions as to whether and when to proceed with any Registration Statement shall be made solely by MTM. MTM shall use its best efforts to keep any such Registration Statement effective for no less than 180 days during such time as the Holders can not sell all their Registrable Securities pursuant to Rule 144 of the Act without restriction under Rule 144(e) thereof. For purposes of determining whether all the Registrable Securities can be sold pursuant to Rule 144 of the Act without restriction under Rule 144 (e) thereof, the Warrants shall be deemed to have been exercised pursuant to a cashless exercise, if such cashless exercise would not be deemed to start a new holding period for Rule 144 purposes. Notwithstanding the above, the aforementioned piggyback registration rights set forth in this subsection (a) shall terminate with respect to a Holder five (5) years from the Effective Date.

(b) In connection with any offering involving an underwriting of shares of MTM's securities, MTM shall not be required to include any of the Holder's Shares in such underwriting unless the Holder accepts the terms of the underwriting as agreed upon between MTM and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by MTM. If the total amount of securities requested by selling Stockholders to be included in such offering exceeds the amount of securities to be sold, other than by MTM, and the underwriters determine in their sole discretion that such amount will jeopardize the success of the offering, then MTM shall be required to include in the offering only that number of such Shares which the underwriters determine in their sole discretion will not jeopardize the success of the offering. The securities so included are to be apportioned pro rata among the selling Stockholders according to the total amount of securities that each such selling stockholder has requested to be registered in such registration (or in such other proportions as shall mutually be agreed to by such selling Stockholders).

(c) Notwithstanding the foregoing subsection (a), in the event that there is an underwritten offering of MTM's securities offered pursuant to said Registration Statement, the underwriters shall have the right to (X) refuse to permit any Registrable Securities, or to limit the amount of Registrable Securities, to be sold by the Holder to such underwriters as such underwriter(s) may determine in its discretion and (Y) to require that the Holder refrain from selling such remainder of his Registrable Securities covered by such Registration Statement for the period of up to 180 days following the effective date, provided, however, that such period of days shall not be greater than the lock-up period for directors of MTM or shareholders of MTM who are also employees thereof and own in excess of 100,000 shares of MTM Common Stock, whose shares are included within the Registration Statement, and shall also refrain at any time when notified by MTM that an amendment or supplement to the prospectus is required.

(d) If there has not been a Registration Statement filed pursuant to (a) above in which all of the Registrable Securities are permitted to be included and permitted to be sold by the second anniversary of the Effective Time, on one occasion after the second anniversary of the Effective Time, upon the written request of Holders of a majority in interest of the Registrable Securities, MTM shall file a registration statement under the Act (a "Demand Registration Statement") with respect to the resale from time to time of the Registrable Securities within 60 days after receipt of such request (the "Filing Deadline"), and MTM shall use its best efforts to cause such Demand Registration Statement to become effective under the Act; provided, however, that a Holder may inform MTM in writing that it wishes to exclude all or a portion of his Registrable Securities from registration under such Demand Registration Statement. MTM shall keep such Demand Registration Statement effective for a period not less than the earlier of 180 days after being declared effective and the date all Registrable Securities have been sold. Notwithstanding the above, the aforementioned demand registration right set forth in this subsection (d) shall terminate with respect to a Holder on the date such Holder can reasonably be expected to be able to sell all his Registrable Securities over not more than a sixty day period pursuant to Rule 144 of the Act. For purposes of determining whether all the Registrable Securities can be sold pursuant to Rule 144 of the Act without restriction under Rule 144 (e) thereof, the Warrants shall be deemed to have been exercised pursuant to a cashless exercise, if such cashless exercise would not be deemed to start a new holding period for Rule 144 purposes.

(e) Whenever pursuant to this Section 10 a Registration
Statement relating to the Shares is filed under the Act or amended or supplemented thereto, MTM will indemnify and hold harmless each Holder covered by such Registration Statement, amendment or supplement (such Holder being hereinafter called the "Distributing Holder"), and each person, if any, who controls (within the meaning of the Act) the Distributing Holder, against any losses, claims, damages or liabilities, joint or several, to which the Distributing Holder or any such controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any such Registration Statement or any preliminary prospectus or final prospectus constituting a part thereof or any amendment or supplement thereto or arise out of or are based upon the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading and will reimburse the Distributing Holder and each such controlling person for any legal or other expenses reasonably incurred by the Distributing Holder and each such controlling person for any legal or other expenses reasonably incurred by the Distributing Holder or such controlling person or underwriter in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, that MTM will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in said Registration Statement, preliminary prospectus, final prospectus or amendment or supplement, in reliance upon and in conformity with written information furnished by the Distributing Holder or underwriter for use in the preparation thereof.

(f) To the extent permitted by law, the Distributing
Holder will indemnify and hold harmless MTM, each of its directors, each of its officers who have signed said Registration Statement and such amendments and supplements thereto, each person, if any, who controls MTM (within the meaning of the Act) and MTM's underwriters) and each person, if any, who controls such underwriters (within the meaning of the Act) against any losses, claims, damages or liabilities to which MTM or any such director, officer, underwriter or controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages, or liabilities arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in said Registration Statement, preliminary prospectus, final prospectus, or amendment or supplement, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in said Registration Statement, preliminary prospectus, final prospectus or amendment or supplement, in reliance upon and in conformity with written information furnished by such Distributing Holder for use in the preparation thereof and will reimburse MTM or underwriter or any such director, officer or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, a Holder's indemnification shall be limited to net proceeds received by such Holder from the sale of Registrable Securities pursuant to said Registration Statement.
(g)  Promptly after receipt by an indemnified party under
(e) or (f) of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party, give the indemnifying party notice of the commencement thereof but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party if such delay has not prejudiced the indemnifying party's ability to defend such claim.
(h) In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and to the extent that it may wish, jointly with any other indemnifying party similarly notified to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 10 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

(i) No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 10.
(j) A Holder who transfers shares of MTM Common Stock received in connection with the Merger to a transferee who enters into an agreement with MTM, in form reasonably acceptable to MTM, providing among other things, that the transferee (A) will abide by the terms of this Agreement and (B) enter into a Lock-up Agreement with MTM in the form attached as Exhibit E hereof shall be deemed a Permitted Transferee if he/it is a person receiving shares of MTM as a direct result of a transfer (w) from a Stockholder or Permitted Transferee to any member of his Family, as defined below;
(x) from a member of the Family of a Stockholder to another member of the Family of that Stockholder or to that Stockholder (including but not limited to transfers among trusts complying herewith); (y) to the personal representative of a Stockholder or Permitted Transferee hereunder who is deceased or adjudicated incompetent; or (z) by the personal representative of a Stockholder or Permitted Transferee who is deceased or adjudicated incompetent to any member of said Stockholder's or Permitted Transferee's Family. Any shares transferred to a Permitted Transferee shall continue to be subject thereafter to this Agreement to the extent applicable. Family shall mean a spouse or descendant, ancestor or sibling (in all cases lineal or adopted) of a Stockholder, or a spouse of a descendant or ancestor or sibling of a Stockholder, or a trustee of a trust or custodian of a custodianship primarily for the benefit of one or more of the foregoing and/or such Stockholder.



	ARTICLE XI
	Indemnities.



11.1 In Favor of MTM, Technology and MTM Mergerco. (a) Pivot and Stockholders agree, jointly and severally, to indemnify, defend and hold MTM, Technology and MTM Mergerco, its successors and permitted assigns, free and harmless from and against all claims, actions, liabilities and damages (including reasonable attorneys' fees and expenses) as and when incurred (AClaims@) arising out of or based upon (i) the breach by Pivot or Stockholders of any of their representations, warranties or covenants contained in this Agreement or (ii) the failure of Pivot to obtain the consent of any person whose consent is required to effectuate MTM Mergerco's right to any of Pivot's assets under the terms existing prior to the Merger. Notwithstanding the above, where such breaches result from situations where Pivot did not have actual knowledge of such breach, other than breaches of Sections 4.2 and/or 4.16 hereof, such indemnification shall only be to the extent of such Claims in excess of $50,000 in the aggregate. The amount of any such Claim shall be the full amount of the Claim without reduction for the amount which would cause the breach to be non-material. For purposes of this Section 11.1, wherever a representation or warranty provides for a Amateriality@ qualifier, such qualifier should be ignored for purposes of determining whether the aggregate amount of Claims are in excess of $50,000. The aggregate amount of indemnification for which Pivot and the Stockholders are liable in the aggregate shall not exceed fifty percent (50%) of the value of the Merger Consideration as of the Closing with respect to breaches, other than breaches of Sections 4.2 and/or 4.16 hereof, where Pivot and the Stockholders had no knowledge of the breach or facts, the consequences of which, a reasonable person without any independent investigation would reasonably conclude would result in or be a breach. With respect to all other breaches hereunder, including any breach of Sections 4.2 and/or 4.16 hereof, Pivot and the Stockholders may be liable for indemnification of up to the value of the Merger Consideration as of the Closing. For purposes of this Section 11.1, notwithstanding anything contained herein to the contrary, Stockholders shall not be required to indemnify MTM, Technology or MTM Mergerco hereunder with respect to any Claims for which an executive officer of MTM had actual knowledge (without independent investigation) as at the Effective Time of a fact, the consequences of which, a reasonable person without any independent investigation could reasonably anticipate would lead a Stockholder to be liable, absent this sentence, to indemnify MTM, Technology and/or MTM Mergerco hereunder. In the event it is determined after the Effective Time that MTM, Technology and MTM Mergerco are entitled to indemnification hereunder, each Stockholder shall be required to indemnify MTM, Technology and MTM Mergerco, up to the maximum limits set forth above, for an amount equal to the amount of the Claim multiplied by a fraction the numerator of which is the number of Shares to which a Stockholder is entitled, assuming no Claims, and the denominator of which is the aggregate amount of Shares which the Stockholders would be entitled, assuming no Claims. In no event will a Stockholder be entitled to indemnify MTM, Technology and MTM Mergerco for an amount greater than his share of the Merger Consideration. In the event that a Stockholder is required to indemnify MTM, Technology or MTM Mergerco, such Stockholder may, in such Stockholder's sole discretion, satisfy its obligations with shares of MTM stock received in the Merger (including shares otherwise subject to the Lock-up Agreement). For all purposes hereunder, any shares of MTM Common Stock tendered in satisfaction of this indemnification shall be valued at the average of the closing prices of the MTM Common Stock on the day before the announcement of the entering into of this Agreement and the day following the announcement thereof. An announcement shall be deemed made at the earlier of the filing of a Form 8-K and MTM's distribution of a press release with respect to the transaction to NASDAQ.
 (b) Stockholders agree that in order to partially secure their indemnification obligations hereunder, to enter into lock-up agreements (ALock-up Agreements@). Pursuant to the Lock-up Agreement, the directors, officers and affiliates of Pivot will agree not to sell or otherwise dispose of their MTM Common Stock which they would receive as a result of the Merger for two years following the Merger, with 25% of such shares being released from the Lock-up Agreement on the first anniversary of the Merger and the balance on the second anniversary of the Merger. The Lock-up Agreement further provides that in no event will any Stockholder sell any shares in violation of the registration requirements of the Securities Act of 1933, as amended. Furthermore, it grants MTM a right of first offer if a Stockholder elects to sell said MTM Common Stock in a non-public transaction.

11.2 In Favor of Stockholders. MTM, Technology and MTM
Mergerco agree to indemnify, defend and hold Stockholders free and harmless from and against all claims, actions, liabilities and damages (including reasonable attorneys' fees and expenses) as and when incurred arising out of or based upon the breach by MTM, Technology or MTM Mergerco of any of its representations, warranties or covenants contained in this Agreement, up to the amount of the Merger Consideration.

11.3 Procedure for Indemnification. If any party seeks indemnification pursuant to Sections 11.1 or 11.2 it shall notify the party required to provide indemnification hereunder of any claim made or action commenced against the party to be indemnified, within a reasonable time after such party shall have been notified of the Claim or shall have been served with the summons or other first legal process giving information as to the nature and basis of the Claim. The indemnifying party shall assume the defense of such Claim or action, employ counsel of its choice and bear all expenses relating to such defense. The indemnified party shall have the right to participate in the defense of such claim or action and to employ separate counsel, but the fees and expenses of such counsel shall be at the expense of the indemnified party unless (a) the engagement thereof shall have been specifically authorized by the indemnifying party or (b) the indemnifying party shall fail to assume the defense and engage counsel. Notwithstanding anything to the contrary in the foregoing, the indemnified party, upon written notice to the indemnifying party, may at its expense assume the defense of such claim or action, and employ counsel of its choice. The parties shall each cooperate in the defense of any such claim and shall make available to each other records and other materials required for use in such defense. In no event shall the indemnifying party be liable for any settlement of any action or claim made without its written consent.
 Anthony Travaglini shall act on behalf of Pivot if indemnification is sought pursuant to Section 11.1 above with respect to an act of Pivot.

	ARTICLE XII
	Use Best Efforts to Satisfy Conditions Precedent.

Each of Pivot and the Stockholders agree to use its or his best efforts to bring about the satisfaction of the conditions specified in Article VIII hereof, and MTM, Technology and MTM Mergerco agree to use their best efforts to bring about the satisfaction of the conditions specified in Article IX hereof. If any condition specified in any of said Sections shall not be satisfied by such best efforts and such condition shall not be waived by the party or parties for the benefit of which such condition is stated, such party after giving notice of such non-satisfaction and giving the other parties a reasonable opportunity to satisfy such condition, may terminate this Agreement by notice in writing to the other parties.

	ARTICLE XIII
	Designation of Forum in the Event of Litigation.


Pivot, the Stockholders, MTM, Technology and MTM Mergerco agree that any legal action or proceedings with respect to, or arising out of, the negotiation, execution, performance or breach of, or the rights and privileges provided by, or responsibilities and obligations under, this Agreement must be brought in either the Supreme Court of the State of New York for the County of New York
 or the County of Westchester or the United States District Court for the Southern District of New York and in no other jurisdiction. By execution and delivery of this Agreement, Pivot, Stockholders, MTM, Technology and MTM Mergerco accept and submit to the jurisdiction of such courts in any such legal action or proceeding and irrevocably consent to service of process in any action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to each of the parties at its address for notices as specified herein, such service to become effective five (5) days after such mailing. Nothing herein shall affect the right to serve process in any other manner permitted by law.

	ARTICLE XIV
	Notices.

All notices, requests, demands and other communications which are required or permitted under this Agreement shall be in writing and shall be deemed sufficiently given upon receipt if personally delivered, faxed or mailed by certified mail, return receipt requested, addressed to the party to be notified at the address hereafter set forth for such party or to such other address as such party may hereafter designate in writing:
	       (a) If to Pivot  or Stockholders:
Anthony Travaglini
14 Elliot's Way
Valley Cottage, New York 10989
Fax: (914) 267-2638


with a copy to:

Scott Rothstein, Esq.
Day, Berry & Howard LLP
CityPlace I
Hartford, CT 06103-3499
Fax: (860) 275-0343

	       (b) If to MTM, Technology or MTM Mergerco:

Steven Rothman, President
Micros-To-Mainframes, Inc.
614 Corporate Way
Valley Cottage, New York  10989
Fax: (914) 267-3785

with a copy to:

Jack Becker, Esq.
Snow Becker Krauss P.C.
605 Third Avenue
New York, New York  10158-0125
Fax: (212) 949-7052


	ARTICLE XV
	Binding Effect; Benefits.

This Agreement shall inure to the benefit of, and be binding upon the parties hereto and their respective legal representatives, successors and permitted assigns, and no other person shall acquire or have and other rights under this Agreement or by virtue of this Agreement.

	ARTICLE XVI
	Assignment.


Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by Pivot, MTM, Technology or MTM Mergerco without the prior written consent of the other.

	ARTICLE XVII
	Confidentiality.


Pivot and the Stockholders, on the one hand, and MTM, Technology and MTM Mergerco on the other hand, shall maintain the confidentiality of all confidential information furnished to it or him by the other concerning the other's business, assets and financial condition, and shall not disclose such information to others, or use any such information for any purpose, except in furtherance of the transactions contemplated by this Agreement (and except as such information may be required to be disclosed under applicable law or in connection with litigation arising out of this Agreement), unless and until such information is or becomes in the public domain by reason other than disclosure by it or him. In the event the transactions contemplated herein are not consummated, (i) MTM and its principals, shareholders, officers, employees, agents or representatives shall not disclose to any third party or use in any manner whatsoever any of the confidential information disclosed to them by Pivot, its Stockholders, officers, employees, agents or representatives in connection with the negotiations for this transaction, and (ii) Pivot and its principals, Stockholders, officers, employees, agents or representatives shall not disclose to any third party or use in any manner whatsoever any of the confidential information disclosed to them by MTM, its shareholders, officers, employees, agents or representatives in connection with the negotiations for this transaction. This confidential information shall extend, but not be necessarily limited, to the technology, sales techniques, vendors, independent contractors, employees, and customer lists disclosed by one party to the other. Confidential information as used herein shall not include that which (i) was in the public domain prior to receipt thereof; (ii) the receiving party can show it was in possession thereof; (iii) subsequently becomes known to the receiving party by third parties as a matter of right and without restriction on disclosure; or (iv) subsequently comes into the public domain through no fault of the receiving party. In the event this Agreement is terminated, upon the written request, the shareholders, officers, employees, agents or representatives of the respective parties hereto shall return or destroy the confidential information previously disclosed to them by the disclosing party. This provision shall survive the termination of this Agreement.

	ARTICLE XVIII
	Brokerage.

Each of the parties hereto represents and warrants to the other that it has not dealt with any broker or finder in connection with the transactions contemplated by this Agreement.

	ARTICLE XIX
	Governing Law.


This Agreement shall in all respects be governed by, construed under and enforced in accordance with the laws of the State of New York.

	ARTICLE XX
	Expenses.

 Each of the parties shall pay its or his own legal, accounting and other expenses in connection with the negotiation and preparation of this Agreement, provided, however, that all obligations of Pivot shall become the obligation of MTM Mergerco.

	ARTICLE XXI
	Severability.

If any section, term or provision of this Agreement shall to any extent be held or determined to be invalid or unenforceable, the remaining sections, terms and provisions shall nevertheless remain in full force and effect.

	ARTICLE XXII
	Survival.


The representations, warranties, covenants and agreements of the parties set forth in this Agreement (including the Schedules) and in any other documents, certificates or written statements delivered by or on behalf of any a party to this Agreement shall survive the Closing for a period of one (1) year, provided, however, that the provisions with respect to the Non-Competition Agreement and the Registration Rights shall survive for the later of the terms thereof and the applicable statute of limitations.

	ARTICLE XXIII
	Waiver.

Any waiver by any party of a breach of any of the provisions of this Agreement shall not operate as or be construed to be a waiver of any other breach of that provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions will not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

	ARTICLE XXIV
	Headings.

The headings in this Agreement are for convenience only and shall not affect the construction of this Agreement.

	ARTICLE XXV
	Entire Agreement; Modification.


This Agreement constitutes the entire understanding between the parties with respect to its subject matter. It supersedes and cancels all prior agreements and understandings among the parties relating to its subject matter. This Agreement may not be amended or supplemented, except by subsequent written agreement of the parties which specifically states that it is intended to be an amendment or supplement to this Agreement, signed by the parties hereto. No course of dealing or custom shall be referred to as modifying any of the terms and conditions of this Agreement.

	ARTICLE XXVI
	Counterparts.

This Agreement may be executed in one or more counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement and Plan of Merger as of the date first above written.

     Attest:                       MICROS-TO-MAINFRAMES, INC.


      /s/Frank T.Wong               By: /s/ Steve Rothman
				    Steven Rothman
				    President

     Attest:                       MTM ADVANCED TECHNOLOGY, INC.

    /s/Frank T. Wong                By:  /s/ Steve Rothman
				    Steven Rothman
				    Chief Executive Officer


    Attest:                        PIVOT ACQUISITION CORPORATION


    /s/ Frank T. Wong               By: /s/ Steve Rothman
				    Steven Rothman
				    Chief Executive Officer


    Attest:                        PIVOT TECHNOLOGIES, INC.


    /s/ Frank T. Wong              By: /s/ Anthony Travaglini
				    Anthony Travaglini
				    President

				     /s/ Anthony Travaglini
				    Anthony Travaglini,
				    Individually


				     /s/ Alan McCabe
				     Alan McCabe,
				     Individually



				    /s/ Robert Cann
				    Robert Cann,
				    Individually